AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                  SEPTEMBER 29, 1998
                                        REGISTRATION STATEMENT NO. 333-

          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   ---------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   ---------------
               FPL GROUP, INC.             FLORIDA               59-2449419

            FPL GROUP CAPITAL INC          FLORIDA               59-2576416
               (Exact name of          (State or other        (I.R.S. Employer
                registrant as          jurisdiction of       Identification No.)
                  specified           incorporation or
               in its charter)          organization)

                                700 Universe Boulevard
                              Juno Beach, Florida 33408
                                    (561) 694-4000
            (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                                   ---------------
            Dennis P. Coyle     Jeffrey I. Mullens,   Robert J. Reger, Jr.,
            General Counsel            P.A.                   Esq.
             and Secretary     Steel Hector & Davis   Thelen Reid & Priest
            FPL Group, Inc.             LLP                    LLP
              700 Universe      1900 Phillips Point    40 West 57th Street
               Boulevard               West            New York, New York
              Juno Beach,     777 South Flagler Drive         10019
             Florida 33408       West Palm Beach,        (212) 603-2000
             (561) 694-4644        Florida 33401
                                  (561) 650-7257
          (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                   ---------------
           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                  S. K. Waite, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                              New York, New York  10004
                                    (212) 858-1000
                                   ---------------
               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
                                   ---------------

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [  ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                           CALCULATION OF REGISTRATION FEE
     ===========================================================================
                                         PROPOSED     PROPOSED
      TITLE OF EACH                      MAXIMUM       MAXIMUM
         CLASS OF                        OFFERING     AGGREGATE     AMOUNT OF
      SECURITIES TO    AMOUNT TO BE     PRICE PER     OFFERING    REGISTRATION
      BE REGISTERED     REGISTERED       UNIT (1)     PRICE (1)        FEE

     FPL Group        $300,000,000         100%     $ 300,000,000   $ 88,500
     Capital Inc
     Debt
     Securities

     FPL Group,       $625,000,000(2)      (3)           (3)           (4)
     Inc. Guarantee
     ===========================================================================


          (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
          (2) The amount of FPL Group, Inc. Guarantee registered pursuant hereto is sufficient to guarantee the FPL Group Capital Inc
               Debt Securities registered pursuant hereto and an aggregate of $325,000,000 of unissued FPL Group Capital Inc Debt
               Securities registered pursuant to Registration Statement File
               No. 33-47813 and Registration Statement File No. 33-69786.
          (3) The value attributable to the FPL Group, Inc. Guarantee, if any, is reflected in the market price of the FPL Group
               Capital Inc Debt Securities registered pursuant hereto or pursuant to Registration Statement File No. 33-47813 or
               Registration Statement File No. 33-69786.
          (4) Pursuant to Rule 457(n) under the Securities Act, no separate fee for the FPL Group, Inc. Guarantee attributable to the FPL Group Capital Inc Debt Securities registered pursuant hereto shall be payable. No separate fee for the FPL Group, Inc. Guarantee attributable to the FPL
               Group Capital Inc Debt Securities previously registered pursuant to Registration Statement File No. 33-47813 and
               Registration Statement File No. 33-69786 shall be payable as such fee was paid with such previously filed Registration
               Statements.

            PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS
          FILED AS PART OF THIS REGISTRATION STATEMENT WILL BE USED AS A
          COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION
          STATEMENT, REGISTRATION STATEMENT FILE NO. 33-47813 AND
          REGISTRATION STATEMENT FILE NO. 33-69786.

            THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON
          SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
          DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH
          SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
          THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
          THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL
          BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT
          TO SAID SECTION 8(A), MAY DETERMINE.

          =================================================================




                SUBJECT TO COMPLETION, DATED SEPTEMBER         , 1998
                                                       ---------

          PROSPECTUS
                                     $625,000,000

                                FPL GROUP CAPITAL INC
                                   DEBT SECURITIES

                     ABSOLUTELY AND UNCONDITIONALLY GUARANTEED BY
                                   FPL GROUP, INC.

            FPL Group Capital Inc, a Florida corporation (the "Company"), which is a wholly-owned subsidiary of FPL Group, Inc., a Florida corporation ("FPL Group"), intends from time to time to issue and sell up to $625,000,000 aggregate principal amount of its unsecured debt securities entitled notes, debentures or other designations of indebtedness ("Offered Debt Securities") on terms to be determined when the agreement to sell is made or at the time of sale. For each issue of Offered Debt Securities for which this Prospectus is being delivered there is an accompanying
          Prospectus Supplement or Prospectus Supplements (each a
          "Prospectus Supplement") that set forth the series designation, aggregate principal amount of the issue, purchase price, maturity date, interest rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates, times of payment of interest, whether all or a portion of the Offered Debt Securities will be issued in global form, redemption terms, if any, and other specific terms of the offering and the Offered Debt Securities.

            The Offered Debt Securities will be fully and unconditionally guaranteed pursuant to a Guarantee Agreement (the "Guarantee") between FPL Group, as Guarantor (the "Guarantor"), and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"). The
          Guarantee will be an unsecured obligation of FPL Group, and will rank pari passu with all other unsecured and unsubordinated indebtedness of FPL Group.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
          STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
          OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

            The Company may sell the Offered Debt Securities directly or through agents designated from time to time or to or through underwriters or dealers or a group of underwriters. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of the Offered Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters, the initial price to the public, any applicable commissions or discounts and the net proceeds to the Company with respect to such Offered Debt Securities are set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for underwriters or agents.


                   THE DATE OF THIS PROSPECTUS IS SEPTEMBER__, 1998


          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.





                                AVAILABLE INFORMATION

            FPL Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450
          Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's
          Regional Offices at 7 World Trade Center, Suite 1300, New York,
          New York 10048, 500 West Madison Street, Suite 1400, Chicago,
          Illinois 60661 and 1401 Brickell Avenue, Suite 200, Miami,
          Florida 33131. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street,
          N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a World Wide Web site (http://www.sec.gov) that contains reports and other information filed by FPL Group. In addition, securities of FPL Group are listed on the New York
          Stock Exchange, and reports, proxy statements and other information concerning FPL Group may be inspected at the offices of The New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street,
          New York, New York 10005.

            The Company and FPL Group have filed with the SEC a combined registration statement on Form S-3 (together with all exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC.
          The information so omitted may be obtained from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed, each such statement being qualified in its entirety by such reference.

            In 1994, the SEC granted conditional relief to the Company from the reporting requirements of the Exchange Act, and therefore, the Company has not, since such time, filed periodic reports and other information pursuant to the requirements of the Exchange Act. Since such time, FPL Group has included in its Exchange Act reports summarized financial information relating to the Company as described in Rule 1-02(aa)(1) of Regulation S-X promulgated under the Securities Act. FPL Group will continue to so include this information but does not intend to include in its consolidated financial statements any other separate financial information with respect to the Company because the Company has determined that this information is not material to the holders of the Offered Debt Securities.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by FPL Group with the SEC are incorporated by reference in this prospectus:

          1.   Annual Report on Form 10-K for the year ended December 31,
               1997.

          2.   Quarterly Reports on Form 10-Q for the quarters ended March
               31, 1998 and June 30, 1998.

          All documents filed by FPL Group pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of the initial Registration Statement of which this Prospectus is a part and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. All documents filed by FPL
          Group with the SEC pursuant to Section 13(a), 15(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

                                       2


            Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or in any accompanying
          Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            FPL Group undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above that have been incorporated by reference in this Prospectus excluding the exhibits thereto (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Robert J. Reger, Jr., Esq., Thelen
          Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, telephone (212) 603-2000.

            FPL Group will prepare and file annually with The Bank of New
          York, the trustee under the Indenture (as hereinafter defined), pursuant to which the Offered Debt Securities will be issued, its audited financial statements (with an opinion expressed by independent public accountants) for the prior fiscal year and, quarterly, its unaudited financial statements.


                             SAFE HARBOR STATEMENT UNDER
                 THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

            In connection with the safe harbor provisions of the Private
          Securities Litigation Reform Act of 1995 ("Reform Act"), FPL
          Group and the Company are hereby filing cautionary statements identifying important factors that could cause FPL Group's and the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group or the Company which are made in this registration statement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projection" or
          "outlook") are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause FPL Group's or the Company's actual results to differ materially from these contained in forward-looking statements made by or on behalf of FPL Group or the Company.

            Any forward-looking statement speaks only as of the date on which such statement is made, and neither FPL Group nor the Company undertakes any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

            Some important factors that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements include prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, operation of nuclear power facilities, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).


                                       3


            The business and profitability of FPL Group and the Company are also influenced by economic and geographic factors including political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions
          (including natural disasters such as hurricanes), population growth rates and demographic patterns, competition for retail and wholesale customers, pricing and transportation of commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation, unanticipated development project delays or changes in project costs, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities, legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements, and any unanticipated impact of the year 2000, including delays or changes in cost of year 2000 compliance, or the failure of major suppliers, customers and others with whom FPL Group or the Company does business to resolve their own year
          2000 issues on a timely basis.

            All such factors are difficult to predict, contain uncertainties which may materially affect actual results, and are beyond the control of FPL Group and the Company.


                                     THE COMPANY

            The Company, a Florida corporation incorporated in 1985 and a wholly-owned subsidiary of FPL Group, holds the capital stock and provides funding for the operations of FPL Group's non-utility subsidiaries. The Company's business activities mainly consist of independent power projects and agricultural operations. Reference is made to FPL Group's latest Annual Report on Form 10-K for a description of the Company's business. The Company's principal executive offices are located at 700 Universe Boulevard, Juno
          Beach, Florida 33408, and its telephone number is (561) 694-4000.


                                   FPL GROUP, INC.

            FPL Group, a Florida corporation, is a holding company. FPL
          Group's principal subsidiary, Florida Power & Light Company, is engaged in the generation, transmission, distribution and sale of electric energy in Florida. Other operations are conducted through the Company. FPL Group's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone (561) 694-4000.

                                   USE OF PROCEEDS

            Except as otherwise described in the Prospectus Supplement accompanying this Prospectus, the net proceeds to be received from the sale of the Offered Debt Securities will be added to the Company's general funds and will be used to repay all or a portion of short-term borrowings outstanding at the time of such sales, to redeem or purchase certain of the Company's outstanding long-term debt obligations or for other corporate purposes.
          Proceeds not immediately required for the foregoing purposes will be temporarily invested in short-term instruments.


                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

            The following table sets forth the consolidated ratio of earnings to fixed charges for FPL Group for the periods indicated:

              Six
            Months
             Ended
           June 30,              Years ended December 31,
           --------   -----------------------------------------------
             1998      1997      1996      1995      1994      1993
             ----      ----      ----      ----      ----      ----
             4.10      3.97      4.08      3.86      3.45      2.74


                                       4



                        DESCRIPTION OF OFFERED DEBT SECURITIES

            The Offered Debt Securities will be issued in one or more series under an Indenture (as amended and supplemented from time to time, the "Indenture") between the Company and The Bank of New York or other financial institutions to be named, as Trustee (each an "Indenture Trustee"), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the terms of the Offered Debt Securities does not purport to be complete and is qualified in its entirety by reference to (i) the Indenture and (ii) one or more Board of Directors resolutions or officer's certificates establishing the Offered Debt Securities to which a form of Offered Debt Security is attached. Whenever particular provisions or defined terms in the Indenture are referred to under this DESCRIPTION OF OFFERED DEBT SECURITIES, such provisions or defined terms are incorporated by reference herein.

            GENERAL.  The Indenture provides for the issuance of
            -------
          debentures, notes or other evidence of indebtedness by the
          Company in an unlimited amount from time to time.  The Offered
          Debt Securities and all other debentures, notes or other
          evidences of indebtedness of the Company issued under the
          Indenture are collectively referred to herein as the "Debt
          Securities."

               The Offered Debt Securities of each series will be unsecured obligations of the Company. The Indenture does not limit the Company's ability to provide collateral security with respect to other Debt Securities. All Debt Securities issued under the
          Indenture will rank equally and ratably with all other Debt
          Securities issued under the Indenture, except to the extent that the Company elects to provide collateral security with respect to any Debt Security without providing such collateral security to all Outstanding Debt Securities. The Indenture does not limit other unsecured debt. The Company is a holding company that derives substantially all of its income from its subsidiaries. The Debt Securities therefore will be effectively subordinated to debt and preferred stock at the subsidiary level.
          The Indenture contains no limit on the amount of debt and preferred stock issuable by the Company's subsidiaries.

            The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Offered Debt Securities:
          (1) the title of the Offered Debt Securities; (2) any limit upon the aggregate principal amount of the Offered Debt Securities;
          (3) the date or dates on which the principal of the Offered Debt
          Securities is payable; (4) the rate or rates at which the Offered
          Debt Securities will bear interest, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record
          Date for any interest payable on any Interest Payment Date and the Person or Persons to whom interest on such Offered Debt
          Securities will be payable on any Interest Payment Date, if other than the Persons in whose names such Offered Debt Securities are registered at the close of business on the Regular Record Date for such interest; (5) the place or places at which or methods by which the Offered Debt Securities will be payable and registration of transfer or exchange of the Offered Debt
          Securities may be effected and notices and demands to or upon the Company in respect of the Offered Debt Securities and the Indenture may be served; the Security Registrar and any Paying
          Agent or Agents for such Offered Debt Securities; and, if such is the case, that the principal of such Offered Debt Securities will be payable without presentment or surrender thereof; (6) the period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Offered
          Debt Securities may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions;
          (7) the obligation or obligations, if any, of the Company to redeem or purchase any of the Offered Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Offered Debt
          Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (8) the denominations in which any Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) the currency or currencies in which the principal of or any premium or interest on the Offered Debt
          Securities will be payable (if other than in Dollars); (10) if the principal of or any premium or interest on the Offered Debt
          Securities is to be payable, at the election of the Company or the Holder thereof, in a coin or currency other than that in which the Offered Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon

                                       5

          which, such election is to be made; (11) if the principal of or premium or interest on the Offered Debt Securities is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (12) if the amount payable in respect of principal of or any premium or interest on the Offered
          Debt Securities may be determined with reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) any Events of Default, in addition to those specified in the Indenture, with respect to the Offered Debt Securities and any covenants of the Company for the benefit of the Holders of the Offered Debt Securities, in addition to those specified in the Indenture; (15) the terms, if any, pursuant to which the Offered
          Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Company or any other
          Person; (16) the obligations or instruments, if any, which will be considered to be Eligible Obligations in respect of such Offered Debt Securities denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Offered Debt Securities after the satisfaction and discharge thereof; (17) if the Offered Debt
          Securities are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Offered Debt
          Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Offered Debt
          Securities; (18) if the Offered Debt Securities are to be issuable as bearer securities any and all matters incidental thereto; (19) to the extent not addressed in item (17) above, any limitations on the rights of the Holders of the Offered Debt
          Securities to transfer or exchange the Offered Debt Securities or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of the Offered Debt Securities, the amount or terms thereof; (20) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such Offered Debt Securities; (21) other than the Guarantee, any collateral security, assurance, or guarantee for the Offered Debt Securities; and (22) any other terms of the Offered Debt Securities, not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

            Offered Debt Securities may be sold at a discount below their principal amount. Certain special United States Federal income tax considerations, if any, applicable to Offered Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special
          United States Federal income tax or other considerations, if any, applicable to any Offered Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

            Except as may otherwise be described in the applicable
          Prospectus Supplement, the covenants contained in the Indenture would not afford Holders of Offered Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

            PAYMENT AND PAYING AGENTS.  Except as may be provided in the
            -------------------------
          applicable Prospectus Supplement, interest on each Offered Debt
          Security payable on each Interest Payment Date will be paid to the Person in whose name such Offered Debt Security is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that interest payable at stated maturity will be paid  to the Person to whom principal is paid. However, if there has been a default in the payment of interest on any Offered Debt Security, such defaulted interest may be payable to the Holder of such Offered Debt
          Security as of the close of business on a date selected by the
          Indenture Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment on such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Offered Debt Security may be listed, if the
          Indenture Trustee deems such manner of payment practicable
          (Indenture, Section 307).

                                       6

            Unless otherwise specified in the applicable Prospectus
          Supplement, the principal of and premium, if any, and interest on, the Offered Debt Securities at Maturity will be payable upon presentation of the Offered Debt Securities at the principal corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Offered Debt Securities, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion
          (Indenture, Section 602).

            REGISTRATION AND TRANSFER.  Unless otherwise specified in the
            -------------------------
          applicable Prospectus Supplement, the transfer of Offered Debt
          Securities may be registered, and Offered Debt Securities may be exchanged for other Offered Debt Securities of the same series or
          Tranche, of authorized denominations and of like tenor and aggregate principal amount, at the principal corporate trust office of The Bank of New York in The City of New York, as
          Security Registrar for the Offered Debt Securities. The Company
          may change the place for registration of transfer and exchange of the Debt Securities and may designate one or more additional places for such registration and exchange, all at its discretion.
          Except as otherwise provided  in the applicable Prospectus
          Supplement, no service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Offered Debt
          Securities.  The Company will not be required to execute or to provide for the registration of transfer of, or the exchange of,
          (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part (Indenture, Section
          305).

            DEFEASANCE.  The principal amount of any series of Debt
            ----------
          Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged if there shall have been irrevocably deposited with the Indenture Trustee or any Paying Agent, in trust:  (a) money in an amount which will be sufficient, or (b)
          in the case of a deposit made prior to the Maturity of the Debt
          Securities of such series, Eligible Obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Indenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series or portions thereof, on or prior to Maturity.  For this purpose, Eligible
          Obligations include direct obligations of, or obligations
          unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific
          interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof
          (Indenture, Section 701).

            CONSOLIDATION, MERGER, AND SALE OF ASSETS.  Under the terms of
            -----------------------------------------
          the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company
          substantially as an entirety shall be a entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and such entity expressly assumes the
          Company's obligations on all Outstanding Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of
          Default, shall have occurred and be continuing, and (iii) the
          Company shall have delivered to the Indenture Trustee an
          Officer's Certificate and an Opinion of Counsel as provided in the Indenture (Indenture, Section 1101).  The terms of the
          Indenture do not restrict the Company in a merger in which the
          Company is the surviving entity.

            EVENTS OF DEFAULT.  Each of the following will constitute an
            -----------------
          Event of Default under the Indenture with respect to the Debt
          Securities of any series:  (a) failure to pay any interest on the
          Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and

                                       7

          payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 90 days after written notice to the Company by the Indenture Trustee, or to the Company and the Indenture
          Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series Outstanding under the Indenture as provided in the Indenture; (d) certain events of bankruptcy, insolvency or reorganization of the Company; and (e) any other
          Event of Default specified with respect to the Debt Securities of such series (Indenture, Section 801).

            An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

            REMEDIES.  If an Event of Default applicable to the Debt
            --------
          Securities of one or more series, but not applicable to all
          Outstanding Debt Securities, shall have occurred and be
          continuing, either the Indenture Trustee or the Holders of not less than 33% in aggregate principal amount of the Debt
          Securities of each such series may then declare the principal amount of all Debt Securities of such series (or, if any of the
          Debt Securities of such series are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof as contemplated by the Indenture)
          and interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Indenture
          Trustee if given by Holders), and, upon receipt by the Company of notice of such declaration of acceleration, such principal amount
          (or specified amount) and interest accrued thereon shall become immediately due and payable. If an Event of Default applicable to all Outstanding Debt Securities, including any Event of Default arising out of the bankruptcy, insolvency or reorganization of the Company, shall have occurred and be continuing, either the
          Indenture Trustee or the Holders of not less than 33% in
          principal amount of all Debt Securities then Outstanding
          (considered as one class), and not the Holders of the Debt
          Securities of any one of such series, may declare the principal of all Debt Securities (or, if any of the Debt Securities of such series are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof as contemplated by the Indenture) and interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by
          Holders), and, upon receipt by the Company of notice of such declaration of acceleration, such principal amount (or specified amount) and interest accrued thereon shall become immediately due and payable.

            At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

            (a)  the Company has paid or deposited with the Indenture
          Trustee a sum sufficient to pay

               (1) all overdue interest on all Debt Securities of such series;

               (2)  the principal of and premium, if any, on any Debt
                    Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

               (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

               (4) all amounts due to the Indenture Trustee under the Indenture; and

            (b)  any other Event or Events of Default with respect to Debt
          Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Indenture, Section 802).

                                       8


            Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Indenture Trustee reasonable indemnity (Indenture, Section 903). If an Event of
          Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture, and could not involve the Indenture Trustee in personal liability in circumstances where indemnity would not, in the Indenture
          Trustee's sole discretion, be adequate (Indenture, Section 812).

            No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Indenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Indenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) the Indenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt
          Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer
          (Indenture, Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Indenture, Section 808).

            The Company will be required to furnish to the Indenture
          Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture (Indenture, Section
          606).

            MODIFICATION AND WAIVER.  Without the consent of any Holder of
            -----------------------
          Debt Securities, the Company and the Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted
          successor to the Company of the covenants of the Company in the
          Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Debt
          Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt
          Securities; or (d) to change or eliminate any provision of the
          Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series or Tranche in any material respect, such change,
          elimination or addition will become effective with respect to such series or Tranche only (1) when the consent of the Holders of Debt Securities of such series or Tranche has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series or Tranche remain Outstanding under the Indenture; or
          (e) to provide collateral security for all but not part of the
          Debt Securities; or (f) to establish the form or terms of Debt
          Securities of any other series or Tranche as permitted by the
          Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto
          representing interest, if any, thereon and for the procedures for

                                       9

          the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a non certificated system of registration for the Debt
          Securities of all or any series or Tranche; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series or Tranche of Debt
          Securities shall be payable, (2) all or any series or Tranche of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or
          (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt
          Securities of any series or Tranche in any material respect
          (Indenture, Section 1201).

            The Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture (Indenture, Section 607). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt
          Security of such series affected (Indenture, Section 813).

            Without limiting the generality of the foregoing, if the Trust
          Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust
          Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Indenture
          Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Indenture, Section 1201).

            Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debt
          Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Debt Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt
          Securities of all Tranches so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt
          Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security
          (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt
          Security, (b) reduce the percentage in principal amount of the Outstanding Debt Security of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Debt

                                       10

          Security of such series or Tranche, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or Tranche, without the consent of the Holder of each Outstanding Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series or Tranche
          (Indenture, Section 1201).

            The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt
          Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debt
          Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities Outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be Outstanding.

            If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture
          Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security
          (Indenture, Section 104).

            RESIGNATION OF INDENTURE TRUSTEE.  The Indenture Trustee may
            --------------------------------
          resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company or may be removed at any time with respect to the Debt Securities of one or more series by Act of the Holders of a majority in
          principal amount of the Outstanding Debt Securities of such series delivered to the Indenture Trustee and the Company.  No resignation or removal of the Indenture Trustee and no
          appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in
          accordance with the requirements of the Indenture.  So long as no
          Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to an Indenture Trustee appointed by Act of the Holders, if the Company has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture (Indenture, Section 910).

            NOTICES.  Notices to Holders of Debt Securities will be given
            -------
          by mail to the addresses of such Holders as they may appear in the security register therefor.

            TITLE.  The Company, the Indenture Trustee, and any agent of
            -----
          the Company or the Indenture Trustee, may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for

                                       11

          the purpose of making payments and for all other purposes irrespective of notice to the contrary.

            GOVERNING LAW.  The Indenture and the Debt Securities will be
            -------------
          governed by, and construed in accordance with, the laws of the
          State of New York, without regard to conflict of law principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

            REGARDING THE INDENTURE TRUSTEE.  The Indenture Trustee under
            -------------------------------
          the Indenture is The Bank of New York.  In addition to acting as
          Indenture Trustee, The Bank of New York acts as Security
          Registrar and Paying Agent under the Indenture, as Guarantee
          Trustee under the Guarantee and as trustee under an Indenture dated as of March 1, 1987 of the Company (the "1987 Indenture").
          The Company also maintains various banking and trust
          relationships with The Bank of New York.

            SUPPORT AGREEMENT.  The Company and FPL Group entered into a
            -----------------
          Support Agreement dated as of December 18, 1985 (the "Support
          Agreement").  The Holders of the Offered Debt Securities are not
          entitled to enforce the covenants and agreements contained in the
          Support  Agreement.  The Support Agreement may be modified or terminated at any time without the consent of such Holders.


                             DESCRIPTION OF THE GUARANTEE

            GENERAL.  Set forth below is a summary of information
            -------
          concerning the Guarantee that will be executed and delivered by
          FPL Group for the benefit of the Indenture Trustee, which will hold the Guarantee for the benefit of Holders of the Offered Debt
          Securities.  The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (Trust
          Indenture Act).  The Bank of New York will act as Guarantee
          Trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act.  The terms of the Guarantee will be those set forth in the Guarantee and those made part of the
          Guarantee by the Trust Indenture Act.  The following description of the terms of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Guarantee and the Trust Indenture Act.  Whenever particular provisions or defined terms in the Guarantee are referred to under this
          DESCRIPTION OF THE GUARANTEE, such provisions or defined terms are incorporated by reference herein.

            In accordance with the terms of the Guarantee, FPL Group will absolutely and unconditionally guarantee to each holder of an Offered Debt Security issued by the Company and authenticated and delivered by the Indenture Trustee the prompt and full payment, when and as the same shall become due and payable, whether upon acceleration, redemption or stated maturity, according to the terms of the Offered Debt Securities and the Indenture, of the principal, interest and premium, if any, due on such Offered Debt
          Security but only in the case of a failure of the Company to pay or provide for punctual payment of any such amounts on or before the expiration of any applicable grace periods. In the Guarantee, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the Holders to exhaust their remedies against the Company prior to bringing suit against FPL Group.

            The Guarantee will be an unsecured obligation of FPL Group, and will rank pari passu with all other unsecured and unsubordinated indebtedness of FPL Group.

            The Guarantee will constitute a guarantee of payment when due
          (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity) and not of collection.

            EFFECTIVE SUBORDINATION.  FPL Group is a holding company that
            -----------------------
          derives substantially all of its income from its operating subsidiaries.  The Guarantee therefore will be effectively subordinated to debt and preferred stock at FPL Group's
          subsidiary level.  FPL Group has also guaranteed all other debt securities outstanding under the 1987 Indenture.  The aggregate

                                       12

          amount of debt securities outstanding under the 1987 Indenture as of September 25, 1998 is $125,000,000. Neither the Indenture nor the Guarantee places any limit on the amount of debt or preferred stock issuable by the subsidiaries of FPL Group.

            EVENTS OF DEFAULT.  An event of default under the Guarantee
            -----------------
          will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee.  The Holders of the
          Offered Debt Securities covered by such Guarantee having a majority of the aggregate principal amount of such Offered Debt
          Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the
          Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee
          Trustee under the Guarantee.

            The Guarantee Trustee must give to the Holders of Offered
          Debt Securities covered by the Guarantee, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust
          Indenture Act, notice of all defaults known to the Guarantee
          Trustee, within ninety days after the occurrence thereof.

            The Guarantee Trustee, the Indenture Trustee and the Holders shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms of the Guarantee and to recover damages for the breach of the Guarantee. Each and every remedy of each such Person shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of any such Person, the Guarantor may be joined in any action or proceeding commenced by such Person against the Company in respect of any obligations under the Guarantee, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that any remedy or claim against the Company be first asserted, prosecuted or exhausted.

            FPL Group will be required to file annually with the Guarantee
          Trustee an officer's certificate as to FPL Group's compliance with all conditions under the Guarantee.

            MODIFICATION.   The Guarantor and the Guarantee Trustee may,
            ------------
          without the consent of any Holder of Offered Debt Securities, agree to any changes to the Guarantee which add additional debt securities to the Guarantee or which do not materially adversely affect the right of Holders.  The Guarantee may be amended with the prior approval of the Holders of a majority in aggregate principal amount of all Offered Debt Securities covered by the
          Guarantee; provided, that the right of any Holder to receive payment under the Guarantee on the due date of the Offered Debt
          Securities held by such Holder, or to institute suit for the enforcement of such payment on or after such due date, may not be impaired or affected without the consent of such Holder.

            REGARDING THE GUARANTEE TRUSTEE.  The Guarantee Trustee, prior
            -------------------------------
          to the occurrence of a default by FPL Group in performance of the
          Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

            TERMINATION OF THE GUARANTEE.  The Guarantee will terminate
            ----------------------------
          and be of no further force and effect upon full payment of all
          Debt Securities covered thereby.

            GOVERNING LAW.  The Guarantee will be governed by and
            -------------
          construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

                                       13


                                 PLAN OF DISTRIBUTION

            The Company may sell the Offered Debt Securities in any of three ways: (i) through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser, or (iii) through agents. The Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of underwriters, the respective amounts underwritten, the purchase price of such Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

            If underwriters are used in the sale, the Offered Debt
          Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters as may be designated by the Company, or directly by one or more of such firms. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities are named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover page of such Prospectus
          Supplement. Unless otherwise set forth in the Prospectus
          Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Debt Securities if any are purchased.

            Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The
          Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the Offered Debt Securities in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

            If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt
          Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus
          Supplement will set forth the commission payable for solicitation of such contracts.

            Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.


                                       EXPERTS

            The audited consolidated financial statements of FPL Group and subsidiaries appearing in FPL Group's Annual Report on Form 10-K incorporated herein by reference have been audited by Deloitte &
          Touche LLP, independent auditors, as stated in their report included in said Annual Report on Form 10-K, which report is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

            Legal conclusions and opinions specifically attributed to counsel herein and in the documents incorporated herein by reference have been reviewed by Steel Hector & Davis LLP, West
          Palm Beach, Florida, counsel to FPL Group and to the Company, and are set forth on the authority of said firm as experts.


                                       14

                                    LEGAL OPINIONS

            The legality of the Offered Debt Securities and the Guarantee will be passed upon for the Company and FPL Group by Steel Hector
          & Davis LLP, West Palm Beach, Florida and Thelen Reid & Priest
          LLP, New York, New York, co-counsel to FPL Group and the Company, and for any underwriter, dealer or agent by Winthrop, Stimson, Putnam & Roberts, New York, New York. Thelen Reid & Priest LLP and Winthrop, Stimson, Putnam & Roberts may rely as to all matters of Florida law upon the opinion of Steel Hector & Davis
          LLP. Steel Hector & Davis LLP may rely as to all matters of New
          York law on an opinion of Thelen Reid & Priest LLP.

                            ------------------------------

            NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO
          GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN
          THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT
          IN CONNECTION WITH AN OFFER MADE BY THIS PROSPECTUS OR ANY
          PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR
          REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
          BY FPL GROUP, THE COMPANY OR ANY OTHER PERSON, UNDERWRITER,
          DEALER OR AGENT.  NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY
          PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY
          CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE
          IN THE AFFAIRS OF FPL GROUP OR THE COMPANY SINCE THE DATE HEREOF
          OR THEREOF.  THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT
          CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION
          IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH
          THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO
          DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
          SOLICITATION.

                                       15



                   PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting and/or agents compensation, are:

          Filing Fee for Registration Statement . . . . . . . .  $   88,500
          Legal and Accounting Fees . . . . . . . . . . . . . .  $ 125,000*
          Printing (S-3, Prospectus, Prospectus Supplement, etc.)$  15,000*
          Fees of the Trustees  . . . . . . . . . . . . . . . .  $  10,000*
          Rating Agencies' Fees . . . . . . . . . . . . . . . .  $  75,000*
          Miscellaneous . . . . . . . . . . . . . . . . . . . .  $  13,500*

                 Total  . . . . . . . . . . . . . . . . . . . .  $ 327,000*

          * Estimated

          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 607.0850 of the Florida Statutes generally permits each registrant to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, each registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit,
          (3) a transaction in violation of Florida Statutes Section
          607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

            Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a registrant or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable,
          (iv) in a proceeding by or in the right of a registrant to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of a registrant, or willful misconduct, or (v) in a proceeding by or in the right of someone other than a registrant or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton

                                      II-1

          and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

            Each registrant's Bylaws provide generally that such registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of such registrant, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of such registrant, as well as any employees or agents of such registrant or other persons serving at the request of such registrant in any capacity with any entity or enterprise other than such registrant to whom such registrant has agreed to grant indemnification (each, an "Indemnified
          Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified
          Person (including attorneys' fees) and all liabilities and losses
          (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

            In addition, each registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

          ITEM 16.  EXHIBITS.

          1    Form of Underwriting Agreement.

          *3(a)  Restated Articles of Incorporation of FPL Group dated
                 December 31, 1984, as amended through December 17, 1990
                 (filed as Exhibit 4(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669).

          *3(b)  Amendment to FPL Group's Restated Articles of
                 Incorporation dated June 27, 1996 (filed as Exhibit 3 to
                 Form 10-Q for the quarter ended June, 30, 1996, File No.
                 1-8841).

          *3(c)  By-Laws of FPL Group dated November 15, 1993 (filed as
                 Exhibit 3(ii) to Form 10-K for the year ended December
                 31, 1993, File No. 1-8841).

          *3(d)  Articles of Incorporation of the Company (filed as
                 Exhibit 3.1 to Registration Statement No. 33-6215).

          *3(e)  By-Laws of the Company dated January 4, 1988 (filed as
                 Exhibit 4(b) to Registration Statement No. 33-69786).

          4(a)   Form of Indenture relating to Debt Securities.

          4(b)   Form of Officer's Certificate relating to the Offered
                 Debt Securities, including form of Offered Debt
                 Securities.

          4(c)   Form of Guarantee Agreement.

          5(a) Opinion and Consent of Steel Hector & Davis LLP, counsel to the Company.

          5(b) Opinion and Consent of Thelen Reid & Priest LLP, counsel to the Company.

          *12 Consolidated ratio of earnings to fixed charges (filed as Exhibit 12 to Report on Form 10-Q of FPL Group, Inc. for the quarter ended June 30, 1998, File No. 1-8841).

          23(a)  Independent Auditors' Consent of Deloitte & Touche LLP.

                                      II-2

          23(b) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

          23(c) Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

          24 Powers of Attorney (included on the signature pages of this registration statement).

          25(a)  Statement of Eligibility on Form T-1 of The Bank of New
                 York, as Guarantee Trustee.

          25(b)  Statement of Eligibility on Form T-1 of The Bank of New
                 York, as Indenture Trustee.


          *Incorporated herein by reference as indicated.

          ITEM 17.  UNDERTAKINGS.

            The undersigned registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement
                 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the registrants need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrants pursuant to
                 Section 13 or Section 15(d) of the Exchange Act, which are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of FPL Group's Annual Report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant against which the claim is asserted will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3


                                  POWER OF ATTORNEY

            Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.


                                      SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, FPL Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
          S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, and State of Florida, on the 28th day of September, 1998.


          FPL GROUP, INC.


          By:/s/ James L. Broadhead
             ----------------------
          James L. Broadhead, Chairman of the Board,
          President and Chief Executive Officer and Director


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                            Title            Date
           ---------                            -----            ----



           /s/ James L. Broadhead          Principal        September 28,
           ------------------------------  Executive        1998
           James L. Broadhead              Officer and
           Chairman of the Board,          Director
           President, and
           Chief Executive Officer


           /s/ K. Michael Davis            Principal        September 28,
           ------------------------------  Financial and    1998
           K. Michael Davis                Accounting
           Controller and Chief            Officer
           Accounting Officer



           /s/ H. Jesse Arnelle            Director         September 28,
           ------------------------------                   1998
           H. Jesse Arnelle



           /s/ Sherry S. Barrat            Director         September 28,
           ------------------------------                   1998
           Sherry S. Barrat

                                      II-4


           Signature                            Title            Date
           ---------                            -----            ----


           /s/ Robert M. Beall, II         Director         September 28,
           ------------------------------                   1998
           Robert M. Beall, II

           /s/ J. Hyatt Brown              Director         September 28,
           ------------------------------                   1998
           J. Hyatt Brown


           ------------------------------  Director
           Armando M. Codina


           /s/ Marshall M. Criser          Director         September 28,
           ------------------------------                   1998
           Marshall M. Criser

           /s/ B.F. Dolan                  Director         September 28,
           ------------------------------                   1998
           B. F. Dolan


           /s/ Willard D. Dover            Director         September 28,
           ------------------------------                   1998
           Willard D. Dover

           /s/ Alexander W. Dreyfoos, Jr.  Director         September 28,
           ------------------------------                   1998
           Alexander W. Dreyfoos, Jr.


           /s/ Paul J. Evanson             Director         September 28,
           ------------------------------                   1998
           Paul J. Evanson


           /s/ Drew Lewis                  Director         September 28,
           ------------------------------                   1998
           Drew Lewis

           /s/ Frederic V. Malek           Director         September 28,
           ------------------------------                   1998
           Frederic V. Malek


           /s/ Paul R. Tregurtha           Director         September 28,
           ------------------------------                   1998
           Paul R. Tregurtha

                                      II-5


                                 POWER OF ATTORNEY


            Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.


                                      SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, FPL Group Capital Inc certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on the 28th day of September ,
          1998.

                                            FPL GROUP CAPITAL INC


                                            By:/s/ James L. Broadhead
                                               ----------------------
                                               James L. Broadhead
                                               President, Chief Executive
                                               Officer and Director


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                   Title             Date
                    ---------                   -----             ----


           /s/ James L. Broadhead       Principal Executive   September
           ---------------------------  Officer and Director  28, 1998
           James L. Broadhead
           President and Chief
           Executive Officer


           /s/ K. Michael Davis         Principal Financial   September
           --------------------------   and Accounting        28, 1998
           K. Michael Davis             Officer
           Controller and Chief
           Accounting Officer


           /s/ Dilek Samil              Director              September
           --------------------------                         28, 1998
           Dilek Samil

           /s/ Michael W. Yackira       Director              September
           --------------------------                         28, 1998
           Michael W. Yackira

                                      II-6



                                    EXHIBIT INDEX

          1    Form of Underwriting Agreement.

          4(a)   Form of Indenture relating to Debt Securities.

          4(b)   Form of Officer's Certificate relating to the Offered
                 Debt Securities, including form of Offered Debt
                 Securities.

          4(c)   Form of Guarantee Agreement.

          5(a) Opinion and Consent of Steel Hector & Davis LLP, counsel to the Company.

          5(b) Opinion and Consent of Thelen Reid & Priest LLP, counsel to the Company.

          23(a)  Independent Auditors' Consent of Deloitte & Touche LLP.

          23(b) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

          23(c) Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

          24 Powers of Attorney (included on the signature pages of this registration statement).

          25(a)  Statement of Eligibility on Form T-1 of The Bank of New
                 York, as Guarantee Trustee.

          25(b)  Statement of Eligibility on Form T-1 of The Bank of New
                 York, as Indenture Trustee.


